Exhibit 11

                         AUTOINFO, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share

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                                                           Six Months Ended                Three Months Ended
                                                     June 30,          May 31,          June 30,         May 31,
                                                       1996              1995             1996             1995
                                                    -----------      -----------       -----------      -----------
Primarily and fully diluted earnings (loss):
   Earnings (loss) from operations applicable
   to common stock:
      From continuing operations                    $   855,155      $(1,938,461)      $   453,606      $(1,914,046)
      From discontinued operations                         --          9,480,160              --          9,105,285
                                                    -----------      -----------       -----------      -----------
      Net income                                    $   855,155      $ 7,541,699       $   453,606      $ 7,191,239
                                                    -----------      -----------       -----------      -----------
Shares:
   Weighted average number of common
      shares outstanding                              7,851,966        7,360,169         7,926,181        7,465,052
   Add shares issuable from assumed
      exercise of options and warrants                   33,521          100,027            60,907          106,760
                                                    -----------      -----------       -----------      -----------
   Weighted average number of common
      shares as adjusted                              7,885,487        7,460,196         7,987,088        7,571,812
                                                    -----------      -----------       -----------      -----------

Primary and fully diluted earnings
   per common share:
      From continuing operations                    $      0.11      $     (0.26)      $      0.06      $     (0.26)
      From discontinued operations                         --               1.28              --               1.23
                                                    -----------      -----------       -----------      -----------
      Net income                                    $      0.11      $      1.02       $      0.06      $      0.97
                                                    -----------      -----------       -----------      -----------
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